                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Amkor Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                  [AMKOR LOGO]

                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

May 24, 2002
To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Tuesday, June 25, 2002 at 11:00 a.m., at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700.

     The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.

     Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ JAMES J. KIM
                                          James J. Kim
                                          Chairman of the Board and
                                          Chief Executive Officer

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 2002

Dear Amkor Stockholder:

     On Tuesday, June 25, 2002, Amkor Technology, Inc., a Delaware corporation, will hold its 2002 Annual Meeting of Stockholders at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. The meeting will begin at 11:00 a.m.

     Only stockholders who held stock at the close of business on May 15, 2002 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1. Elect the Board of Directors.

     2. Approve the appointment of our independent auditors for 2002.

     3. Attend to other business properly presented at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO
                  PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     At the meeting we will also report on Amkor's business results and other matters of interest to stockholders of Amkor.

     The approximate date of mailing for this proxy statement and card is May 24, 2002.

                                          THE BOARD OF DIRECTORS
May 24, 2002
West Chester, Pennsylvania

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amkor Technology, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, June 25, 2001, at 11:00 a.m., and at any adjournment that may take place.

     The Annual Meeting will be held at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. Our principal executive offices located at 1345 Enterprise Drive, West Chester, Pennsylvania 19380. Our telephone number is (610) 431-9600.

     We mailed these proxy materials on or about May 24, 2002 to stockholders of record who held our common stock on May 15, 2002.

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

     Q: WHAT MAY I VOTE ON?

     A: (1) The election of seven nominees to serve on our Board of Directors;
            AND

        (2) The approval of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2002.

     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the nominees and FOR the appointment of PricewaterhouseCoopers LLP as independent auditors for 2002.

     Q: WHO IS ENTITLED TO VOTE?

     A: Stockholders as of the close of business on May 15, 2002 (the "Record
        Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 162,564,939 shares of the Company's common stock were issued and outstanding and held by 376 holders of record (including shares held in "street name").

     Q: HOW DO I VOTE?

     A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope.

     Q: HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

     A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, Kevin Heron, or by returning a later-dated proxy card. You may also revoke your proxy and change your vote (i) by voting in person at the meeting or (ii) by mailing a written notice of revocation or subsequent proxy to the attention of the Company's Secretary.

     Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

     Q: WHO WILL COUNT THE VOTE?

     A: Representatives of the Company's transfer agent, will count the votes and act as the inspector of elections. The Company believes that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

     Q: WHAT IS A "QUORUM"?

     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action, to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.

     Q: WHO CAN ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

     Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: Although we do not know of any business to be considered at the 2002
        Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James J. Kim, Amkor's Chief Executive Officer, and Kenneth T. Joyce, Amkor's Chief Financial Officer, to vote on such matters at their discretion.

     Q: HOW AND WHEN MAY I SUBMIT PROPOSALS FOR THE 2003 ANNUAL MEETING?

     A: To have your proposal included in the Company's proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing on or about January 24, 2003, to the Company's Secretary, c/o Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380.

        If you submit a proposal for the 2003 Annual Meeting after the above-referenced deadline, the proxy for the 2003 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

        You should also be aware of certain other requirements you must meet to have your proposal brought before the 2003 Annual Meeting, and these requirements are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Q: WHO IS SOLICITING PROXIES?

     A: This solicitation of proxies is made by the Company's Board of Directors, and all related costs will be borne by the Company.

        The Company has retained the services of Georgeson Shareholder to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates it will pay Georgeson Shareholder a fee of approximately $3,500 for forwarding solicitation material to beneficial and registered stockholders and processing the results.

        Proxies will also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

                           PROPOSALS YOU MAY VOTE ON

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company has nominated seven (7) candidates for election to the Board of Directors this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below, each of whom is presently a director. Each nominee has consented to be named a nominee in this proxy statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees as possible (or, if new nominees have been designated by the Board, in such manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. All directors are elected annually and serve a one-year term until our next annual meeting. We expect that each nominee will be able to serve as a director.

REQUIRED VOTE

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.

                YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
               ELECTION OF EACH OF THE NOMINATED DIRECTORS BELOW.

NOMINEES FOR THE BOARD OF DIRECTORS

     The following table sets forth the names and the ages as of April 25, 2002 of our executive officers, significant employees and our incumbent directors who are being nominated for re-election to the Board:

NAME                                                     AGE                   POSITION
----                                                     ---                   --------
James J. Kim.........................................    66     Chief Executive Officer and Chairman
John N. Boruch.......................................    60     President and Director
Winston J. Churchill(1)(2)...........................    61     Director
Thomas D. George(1)..................................    62     Director
Gregory K. Hinckley(2)...............................    55     Director
Juergen Knorr........................................    69     Director
John B. Neff(2)......................................    70     Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     JAMES J. KIM. James J. Kim, 66, has served as our Chief Executive Officer and Chairman since September 1997. Mr. Kim founded our predecessor in 1968 and served as its Chairman from 1970 to April 1998. He also serves as the Chairman of Anam Semiconductor, Inc. Mr. Kim is a director of Electronics Boutique Holdings Corp., an electronics retail chain.

     JOHN N. BORUCH. John N. Boruch, 60, has served as our President and a director since September 1997 and our Chief Operating Officer since February 1999. Mr. Boruch served as President of Amkor Electronics, Inc., our predecessor, from February 1992 through April 1998. From 1991 to 1992, he served as our predecessor's Corporate Vice President in charge of sales. Mr. Boruch joined us in 1984. Prior to this he was with Motorola for 18 years. Mr. Boruch earned a B.A. in Economics from Cornell University.

     WINSTON J. CHURCHILL. Winston J. Churchill, 61, has been a director of our company since July 1998. Mr. Churchill is a managing general partner of SCP Private Equity Management, L.P., which manages private equity funds for institutional investors. Mr. Churchill is also Chairman of CIP Capital management, Inc., an SBA licensed private equity fund. Previously, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983 he practiced law at the Philadelphia firm of Saul, Ewing, Remick & Saul where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Griffin Land and Nurseries, Inc., MedStar Health and of various SCP portfolio companies. In addition, he serves as a director of various charities and educational institutions including American Friends of New College, Oxford, England and the Gesu School and the Young Scholars Charter School. From 1989-1993 he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. Mr. Churchill is also a member of the Executive Committee of the Council of Institutional Investors.

     THOMAS D. GEORGE. Thomas D. George, 62, has been a director of our company since November 1997. Mr. George was Executive Vice President, and President and General Manager, Semiconductor Products Sector ("SPS") of Motorola, Inc., from April 1993 to May 1997. Prior to that, he held several positions with Motorola, Inc., including Executive Vice President and Assistant General Manager, SPS, from November 1992 to April 1993 and Senior Vice President and Assistant General Manager, SPS, from July 1986 to November 1992. Mr. George is currently retired, and is a director of Ultratech Stepper.

     GREGORY K. HINCKLEY. Gregory K. Hinckley, 55, has been a director of our company since November 1997. Mr. Hinckley has served as Director, President and Chief Operating Officer of Mentor Graphics Corporation, an electronics design automation software company, since November 2000. From January 1997 until November 2000, he held the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation. From November 1995 until January 1997, he held the position of Senior Vice President with VLSI Technology, Inc., a manufacturer of complex integrated circuits. From August 1992 until December 1996, Mr. Hinckley held the position of Vice President, Finance and Chief Financial Officer with VLSI Technology, Inc.

     JUERGEN KNORR. Juergen Knorr, 69, has been a director of our company since February 2001. Dr. Knorr is the former CEO and Group President of Siemens Semiconductor Group, and a former Member of the Executive Board of Siemens AG. Following his retirement from Siemens in 1996, Dr. Knorr has taken an active role in advancing the European semiconductor industry as a member of the Joint European Submicron Silicon Initiative, as past president of the European Electronics Components Manufacturer Association, and as president and chairman of Micro Electronics Development for European Applications (MEDEA).

     JOHN B. NEFF. John B. Neff, 70, has been a director of our company since January 1999. Mr. Neff was portfolio manager for Windsor Fund and Gemini II mutual fund from 1964 until his retirement in 1995. He was also Senior Vice President and Managing Partner of Wellington Management, one of the largest investment management firms in the United States. From 1996 to 1998, Mr. Neff was a director with Chrysler Corporation. He is a member of the board of directors of Crown, Cork and Seal Corp. and on the executive board of directors of Invemed Catalyst Fund, LLP. He is also a member of the board of Governors of the Association for Investment Management and Research.

DIRECTOR COMPENSATION

     We do not compensate directors who are also employees or officers of our company for their services as directors. Non-employee directors, however, are eligible to receive: (1) an annual retainer of $15,000, (2) $1,000 per meeting of the Board of Directors that they attend, (3) $1,000 per meeting of a committee of the Board of Directors that they attend and (4) $500 per non-regularly scheduled telephonic meeting of the Board of Directors in which they participate. We also reimburse non-employee directors for travel and related expenses incurred by them in attending board and committee meetings.

     1998 Director Option Plan: Our Board of Directors adopted the 1998 Director Option Plan (the "Director Plan") in January 1998. Our stockholders subsequently approved the Director Plan in April 1998. The Director Plan became effective immediately prior to our initial public offering on April 30, 1998. Under the Director Plan, (1) each non-employee director who was a non-employee director on the date of our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock, (2) each individual who became a non-employee director after our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she became a non-employee director and (3) each individual who becomes a non-employee director after April 30, 1998 will receive an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she becomes a non-employee director. In addition to this initial grant, we will subsequently grant each non-employee director who has served on the Board of Directors for at least six months an option to purchase 5,000 shares of our common stock each time he or she is re-elected to serve as a director of our company by our stockholders. The option grants under the Director Plan are automatic and nondiscretionary.

     We reserved a total of 300,000 shares of our common stock for issuance under the Director Plan. The exercise price of the initial grant of 15,000 options to our non-employee directors who were serving as directors on the date of our initial public offering was 94% of the $11.00 price per share of the shares of our common stock sold in our initial public offering. The exercise price of each option under the Director Plan issued after our initial public offering was, and will continue to be, 100% of the fair market value of our common stock on the grant date. The term of each option issued under the Director Plan is ten years.

     Each option granted to a non-employee director vests as to 33 1/3% of the optioned stock one year after the date of grant and as to an additional 33 1/3% of the optioned stock on each anniversary of the date of grant, provided that the optionee continues to serve as a non-employee director. Therefore, three years after the grant of an option, a non-employee director may exercise 100% of the stock optioned under that option grant.

     If all or substantially all of our assets are sold to another entity or we merge with or into another corporation, that acquiring entity or corporation may either assume all outstanding options under the Director Plan or may substitute equivalent options. Following an assumption or substitution, if the director is terminated other than upon a voluntary resignation, any assumed or substituted options will vest and become exercisable in full. If the acquiring entity does not either assume all of the outstanding options under the Director Plan or substitute an equivalent option, each option issued under the Director Plan will immediately vest and become exercisable in full. The Director Plan will terminate in January 2008 unless sooner terminated by the Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, (the "Committee"), of the Company's Board of Directors currently consists of Mr. Winston Churchill (Chairman), and Mr. Thomas George. Both members were designated by the Board on November 10, 1998. No member of the committee during 2001 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code").

     The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

     - Determining the compensation of the Chief Executive Officer of the Company.

     - Reviewing and approving all other executive officers' compensation, including salary and payments under the executive bonus plan, in each case based in part upon the recommendation of the Chief Executive Officer of the Company.

     - Granting awards to executive officers under the Company's stock option incentive plans.

     - Reviewing and making recommendations to the Board of Directors regarding compensation goals and guidelines for the Company's employees and criteria by which bonuses to the Company's employees are determined.

     - Administering the Company's 1998 Stock Plan, and the Employee Stock Purchase Plan.

  Compensation Philosophy

     The Company's compensation philosophy is to attract and retain top talent within the packaging and wafer fabrication industries through a multifaceted compensation approach. This includes aligning base pay with companies with whom the Company competes with for top talent. These companies are within both the semiconductor and printed circuit board manufacturing sectors. The Company's approach to total cash compensation is that it should vary with the performance of the Company in obtaining the financial and operational objectives of the Company. The Company has an incentive program for all employees which is proportional to company profitability. In addition, the Company has an executive bonus program that is based on annual operational performance.

  Salaries

     It is the Committee's objective to establish base salaries at levels that are comparable to those paid to executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including semiconductor and printed circuit board companies. The Committee believes that it is necessary to attract and retain the leaders in the packaging industry, as the company competes with these companies for executive talent. At the end of the fiscal year, each executive officer is reviewed by Mr. Kim. The review of executive officers made in fiscal 2001 for performance related to their specific function within the organization and results achieved by them relative to key performance factors. The Committee reviewed independently these recommendations and approved, with any modifications that it deemed appropriate, the annual salary, including salary increases, for the executive officers. Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the company's pay practices within the electronics and wafer fabrication industries.

  Compensation for the Chief Executive Officer

     In fiscal 2001, James J. Kim served as the Chairman of the Board and Chief Executive Officer of the Company. The Committee's criteria for determining Mr. Kim's compensation were driven by several factors: the competitive marketplace, the Company's position in the rapidly evolving technology sector in which it operates, the Company's operating and financial performance in 2001, Mr. Kim's relative ownership interest in the Company and, most importantly, his leadership and establishment and implementation of strategic direction for the Company.

     The Committee believes that Mr. Kim's performance throughout the fiscal year ended December 31, 2001 was outstanding and that he continues to demonstrate highly effective leadership.

  Annual Incentive Compensation

     Each executive officer's performance, as well as their total cash compensation on a peer-market level was evaluated by the Committee to determine the appropriate cash bonus award. Additionally, industry standards regarding cash bonus as a percentage of total base pay were reviewed to ensure alignment within the industry.

  Executive Incentive Bonus Plan

     An executive incentive plan was established by the Compensation Committee in 1999. This Executive Incentive Bonus Plan (the "EIBP"), is a cash based incentive bonus program. The purpose of this plan is to align Executive Officers' as well as key employees' performance with Company objectives and operating income and revenue growth. The EIBP establishes performance targets for each of these three measures, and determines, by individual, the targeted bonus level for performance.

  Employee Profit Sharing Plan

     Most employees of the Company are eligible to participate in a cash bonus program which is proportional to corporate profitability. Annually, a percentage of the Company's profit before taxes is allocated to the profit sharing pool. This allocation is distributed as a percentage of employees' base pay, to eligible participants within the Company.

  Long-Term Incentive Compensation

     Long-term incentive compensation currently consists solely of stock options. The Committee is responsible for the administration of the Company's stock option program. Option grants are made under the Stock Option Plan, as amended, at the fair market price on the date of grant and expire up to ten years after the date of the grant. The Committee believes that stock options are a competitive necessity in the electronics industry.

     As a general rule, the Committee believes that a certain portion of the compensation package for all Executive Officers should be based on long term incentives.

     The Company's Board meets approximately three times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held three meetings and acted by unanimous written consent on four occasions during 2001 and all of the directors attended all of the Board meetings and Committee meetings of which they were members.

     The full Board considers all major decisions of the Company. However, the Board has established the following two standing committees, each of which is chaired by an outside director:

  Compensation Committee

     The Compensation Committee is presently comprised of Messrs. George and Churchill. The Compensation Committee: (1) reviews and approves annual salaries, bonuses, and grants of stock options pursuant to our 1998 Stock Plan and (2) reviews and approves the terms and conditions of all employee benefit plans or changes to these plans. During 2001, the Compensation Committee met two times apart from regular meetings with the entire Board.

  The Audit Committee

     The Audit Committee is comprised of Messrs. Churchill, Hinckley and Neff all of whom meet the independence and experience requirements as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee: (1) recommends to the Board of Directors the annual appointment of our independent auditors, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the audit with the independent auditors and discusses the foregoing with the company's management, (4) reviews and approves non-audit services of the independent auditors, (5) reviews compliance with our existing major accounting and financial reporting policies, (6) reviews the adequacy of our financial organization, (7) reviews the activities, organizational structure and qualifications of the company's internal audit function (8) reviews management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and (9) reviews and discusses with our independent auditors their independence. The Audit Committee met four times apart from regular meetings with the entire board. In connection with the execution of the responsibilities of the Audit Committee including the review of the company's quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2001 with the company's management and independent accountants.

     The Board currently has no nominating committee or committee performing a similar function.

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board of Directors on overseeing the integrity of the financial statements of the company, the company's internal accounting and financial controls, the compliance by the company with legal and regulatory requirements and the company's Code of Business Conduct and Ethical Guidelines and the independence and performance of the company's internal and external auditors.

     The Audit Committee operates pursuant to a charter that was last amended and restated by the Committee on May 14, 2001. As set out in the charter, the Audit Committee's overall responsibility is one of oversight. Management is responsible for preparing the company's financial statements in accordance with generally accepted accounting principles and the independent auditors are responsible for auditing those financial statements and to express an opinion in accordance with generally accepted auditing standards.

     In performing its oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of other non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors' their independence.

     Based on all of the foregoing, the Committee recommended that the audited financial statements be included in the company's Annual Report on Form 10-K filed on April 1, 2002 for the year ended December 31, 2001, as amended in an Amended Annual Report on Form 10-K/A filed on April 25, 2002.

     The Committee met contemporaneous with the regular meetings of the Board during 2001. In connection with the execution of the responsibilities of the Committee including the review of the company's quarterly earnings prior to the public release of the information, the Committee members communicated throughout 2001 with the company's management and independent accountants.

Winston J. Churchill

Gregory K. Hinckley

John B. Neff

                       COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee currently consists of Messrs. Churchill and George. No member of the Compensation Committee was an officer or employee of Amkor or any of Amkor's subsidiaries during fiscal 2001. None of Amkor's Compensation Committee members or executive officers has served on the board of directors or on the compensation committee of any other entity that has an executive officer serving either on our Board of Directors or on our Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have had a long-standing relationship with Anam Semiconductor, Inc. ("ASI") and we currently own 42% of ASI's outstanding shares. ASI was founded in 1956 by Mr. H. S. Kim, the father of Mr. James Kim, our Chairman and Chief Executive Officer. Through our supply agreements with ASI, we historically have had a first right to substantially all of the packaging and test services capacity of ASI and the exclusive right to all of the wafer output of ASI's wafer fabrication facility. Beginning in May 2000 with our acquisition of K1, K2 and K3, we no longer receive packaging and test services from ASI. Under the wafer fabrication services supply agreement which was consummated in January 1998, we continue to have the exclusive right but not the requirement to purchase all of the wafer output of ASI's wafer fabrication facility on pricing terms negotiated annually. Additionally, we have not committed to purchase a minimum quantity of ASI's wafer output. After January 2003, this agreement is cancelable at any time by either party upon five-year prior written notice. Historically, we have had other relationships with ASI affiliated companies for financial services, construction services, materials and equipment. Each of these transactions was conducted on an arms-length basis in the ordinary course of business. In addition, ASI's former construction subsidiary is currently in reorganization and its affairs are managed by a number of creditor banks; all transactions between Amkor and this entity are subject to review and approval by these banks. Total purchases from ASI and its affiliates included in cost of revenue for the year ended December 31, 2001 were $161.6 million. Construction services and equipment purchases received from ASI and its affiliates capitalized during the year ended December 31, 2001 were $14.7 million.

     We entered into indemnification agreements with our officers and directors. These agreements contain provisions which may require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). We also agreed to advance them any expenses for proceedings against them that we agreed to indemnify them from.

     As of December 31, 2001, Mr. James Kim and members of his immediate family and H. S. Kim beneficially owned approximately 47% of our outstanding common stock.

     Amkor Electronics, Inc. ("AEI"), which was merged into our company just prior to the initial public offering of our company in May 1998, elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code of 1986 and comparable state tax provisions. As a result, AEI did not recognize U.S. federal corporate income taxes. Instead, the stockholders of AEI were taxed on their proportionate share of AEI's taxable income. Accordingly, no provision for U.S. federal income taxes was recorded for AEI. The accompanying consolidated statements of income include an unaudited pro forma adjustment to reflect income taxes which would have been recorded if AEI had not been an S Corporation, based on the tax laws in effect during the respective periods. Just prior to the initial public offering, AEI terminated its S Corporation status at which point the profits of AEI became subject to federal and state income taxes at the corporate level. As of December 31, 2001, we had a receivable of $3.3 million from Mr. & Mrs. Kim and the Kim Family Trusts related to the finalization of AEI's tax returns.

     We lease office space in West Chester, Pennsylvania from certain of our stockholders. The lease expires in 2006. We have the option to extend the lease for an additional 10 years through 2016. Amounts paid for this lease in 2001 were $1.2 million.

     We maintain split-value life insurance policies on the joint lives of James
J. Kim and Agnes C. Kim for the benefit of the Trust of James J. Kim dated September 30, 1992 (the "1992 Trust"). We pay approximately $700,000 in annual premiums for these policies. We will receive in death benefits an amount equal to the lesser of the total net premiums paid in cash by us or the net cash surrender value of the policy as of the date of death of James J. Kim or Agnes
C. Kim.

     In January 1998, we loaned $120,000 to Mr. Boruch, our President and Chief Operating Officer, of which $99,000 remains outstanding as of December 31, 2001. This loan bears interest at 7% per year and is to be repaid by January 2003.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion.

                             DIRECTORS AND OFFICERS

     JAMES J. KIM. For a brief biography on Mr. Kim, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN N. BORUCH. For a brief biography on Mr. Boruch, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     BRUCE J. FREYMAN. Bruce J. Freyman, 41, has served as our Executive Vice President of Manufacturing and Product Operations since January of 2002. Prior to his appointment as Executive Vice President, Mr. Freyman served in a number of positions at Amkor, including Corporate Vice President of Manufacturing and Product Operations (March 2001 to January 2002), Corporate Vice President of Product Operations (September 1998 to March 2001), and Corporate Vice President of Laminate Products (January 1997 to September 1998). Before joining Amkor, Mr. Freyman spent several years with Motorola, last serving as the Semiconductor Packaging Manager for Motorola's Communications Sector. Mr. Freyman holds an M.B.A. from Florida Atlantic University, and a B.S. in Chemical Engineering from the University of Massachusetts.

     PAUL B. GRANT. Paul B. Grant, 55, has served as an advisor to the company since May of 2002. From May of 2001 until April 2002, Mr. Grant served as a Corporate Vice President and the Country Manager for Japan, responsible for oversight of Amkor's strategy and sales efforts in Japan. From May 1991 until May of 2001, Mr. Grant served as Amkor's Corporate Vice President of Worldwide Sales. Mr. Grant joined Amkor as Director of Test Services in October 1987. He was the Vice President of Western Sales and Test from March 1989 to May 1991. Before joining Amkor, Mr. Grant spent five years at VLSI Technology, Inc. where he managed all back-end manufacturing as well as planning and purchasing functions. Mr. Grant holds a B.S. in Administrative Sciences from Pepperdine University.

     KENNETH T. JOYCE. Kenneth T. Joyce, 55, has served as our Executive Vice President and Chief Financial Officer since July 1999. Prior to his election as our Chief Financial Officer, Mr. Joyce served as our Vice President and Operations Controller since 1997. Prior to joining our company, he was Chief Financial Officer of Selas Fluid Processing Corporation, a subsidiary of Linde AG. Mr. Joyce is also former Vice President, Finance and Chief Financial Officer of Selas Corporation of America (Amex: SLS) and was responsible for the sale of Selas' Fluid Processing business to Linde AG. Mr. Joyce began his accounting career in 1971 at KPMG Peat Marwick. Mr. Joyce is a certified public accountant. Mr. Joyce earned a B.S. in Accounting from Saint Joseph's University and an M.B.A. in Finance from Drexel University.

     ERIC R. LARSON. Eric R. Larson, 46, has served as our Executive Vice President, Corporate Development since December 2000 and assumed additional responsibility for the Company's wafer fabrication division in December 2001. Mr. Larson had previously served in a number of important roles in the Company's wafer fabrication business including Executive Vice President (1999 to 2000); Vice President (1997 to 1998); and President of the wafer fabrication division of our predecessor (1996 to 1998). From 1979 to 1996, Mr. Larson worked for Hewlett-Packard Company in various senior management capacities, most recently as Worldwide Marketing Manager for disk products. Mr. Larson earned a B.A. in Political Science from Colorado State University and an M.B.A. from the University of Denver.

     WINSTON J. CHURCHILL. For a brief biography on Mr. Churchill, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     THOMAS D. GEORGE. For a brief biography on Mr. George, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     GREGORY K. HINCKLEY. For a brief biography on Mr. Hinckley, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     DR. JUERGEN KNORR. For a brief biography on Dr. Knorr, please see "Proposal One -- Election of Directors -- Nominees for the Board of Director."

     JOHN B. NEFF. For a brief biography on Mr. Neff, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth compensation earned during each of the three years in the period ending 2001 by our Chief Executive Officer and the five employees representing the company's other most highly-compensated executive officers and individuals (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                  ANNUAL           ------------
                                                               COMPENSATION         SECURITIES
                                                           ---------------------    UNDERLYING       ALL OTHER
NAME                                                YEAR    SALARY     BONUS(1)     OPTIONS(2)    COMPENSATION(3)
----                                                ----   --------   ----------   ------------   ---------------
James J. Kim(4)...................................  2001   $790,000   $   79,000     250,000         $  8,173
  Chief Executive Officer and Chairman              2000   $783,800   $1,740,000     250,000         $  8,200
                                                    1999   $750,000   $1,500,000          --         $ 14,600
John N. Boruch(5).................................  2001   $580,000   $   58,000     175,000         $ 14,780
  Chief Operating Officer and President             2000   $575,400   $  633,625     150,000         $ 15,400
                                                    1999   $540,400   $  546,200     100,000         $ 10,200
Bruce J. Freyman(6)...............................  2001   $352,692   $   35,000     150,000         $  6,000
  Executive Vice President, Manufacturing           2000   $326,923   $  301,813     150,000         $  6,000
  and Product Operations                            1999   $270,192   $  298,100      35,000         $  8,000
Paul B. Grant(7)..................................  2001   $299,000   $   29,900      40,000         $  7,185
  Corporate Vice President and                      2000   $296,848   $  217,789      45,000         $ 14,232
  Country Manager, Japan                            1999   $282,702   $  231,205      35,000         $ 14,595
Kenneth T. Joyce(8)...............................  2001   $235,000   $   23,500      40,000         $106,000
  Executive Vice President and Chief                2000   $231,200   $  218,500      40,000         $  6,000
  Financial Officer                                 1999   $174,700   $  212,900       8,000         $  6,000
Eric R. Larson....................................  2001   $275,000   $   27,500      40,000         $  6,000
  Executive Vice President, Corporate               2000   $273,100   $  219,600      40,000         $  6,000
  Development and Wafer Fab                         1999   $260,100   $  223,100      30,000         $  6,000

---------------
(1) Bonus amounts include incentive compensation earned in the year indicated but that were approved by our Board of Directors and paid in the following year and payments under the Employee Profit Sharing Plan for the year indicated for the prior year's results. No incentive compensation was earned in 2001.

(2) Long-term compensation represents stock options issued under the 1998 Stock Plan.

(3) All other compensation for all of the named executives includes $6,000 paid to each executive's 401(k) plan.

(4) All other compensation for Mr. Kim includes a reimbursement for vehicle expenses. In 1999, all other compensation includes imputed loan interest and a $6,000 premium paid by us for a term life insurance policy, of which Mr. Kim's children are the beneficiaries. Mr. Kim's bonus compensation in 1999 was restated to reflect an additional $1,000,000 bonus earned in 1999 that was approved by our Board of Directors and paid in 2000.

(5) All other compensation for Mr. Boruch includes imputed loan interest and a reimbursement for vehicle expenses.

(6) For the period ended December 31, 2001, Mr. Freyman was not a board elected executive officer but qualifies as a "Named Executive Officer" pursuant to
    Item 402(a)(3)(iii) of Regulation S-K. All other compensation for Mr. Freyman in 1999 includes an award for a patentable discovery.

(7) Mr. Grant is not a board elected executive officer but qualifies as a "Named Executive Officer" pursuant to Item 402(a)(3)(iii) of Regulation S-K. All other compensation for Mr. Grant includes reimbursements for vehicle and living expenses.

(8) All other compensation for Mr. Joyce in 2001 includes a reimbursement for relocation costs.

                          OPTION GRANTS IN FISCAL 2001

     The following table provides information concerning each grant of options to purchase our common stock made during 2001 to the Named Executive Officers.

                                           INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                                 -------------------------------------                   MINUS EXERCISE PRICE AT
                                                                                         ASSUMED ANNUAL RATES OF
                                 NUMBER OF     % OF TOTAL                             STOCK PRICE APPRECIATION FOR
                                 SECURITIES     OPTIONS      EXERCISE                 -----------------------------
                                 UNDERLYING    GRANTED TO    PRICE PER                       OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN     SHARE     EXPIRATION   -----------------------------
             NAME                GRANTED(#)   FISCAL YEAR    ($/SH)(2)      DATE           5%              10%
             ----                ----------   ------------   ---------   ----------   -------------   -------------
James J. Kim...................   250,000         5.8%        $ 16.36      4/4/06      $1,129,992      $2,496,986
  Chief Executive Officer and
  Chairman
John N. Boruch.................   175,000         4.1%        $14.875      4/4/11      $1,637,091      $4,148,711
  Chief Operating Officer and
  President
Bruce J. Freyman...............   150,000         3.5%        $14.875      4/4/11      $1,403,221      $3,556,038
  Executive Vice President,
  Manufacturing and Product
  Operations
Paul B. Grant..................    40,000         0.9%        $14.875      4/4/11      $  374,192      $  948,277
  Corporate Vice President and
  Country Manager, Japan
Kenneth T. Joyce...............    40,000         0.9%        $14.875      4/4/11      $  374,192      $  948,277
  Executive Vice President and
  Chief Financial Officer
Eric R. Larson.................    40,000         0.9%        $14.875      4/4/11      $  374,192      $  948,277
  Executive Vice President,
  Corporate Development and
  Wafer Fab

---------------

(1) Potential realizable value is based on the assumption that: (1) our common stock will appreciate at the compound annual rate shown from the date of grant until the expiration of the option term and (2) that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. We assume stock appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission, and these percentages do not reflect our estimate of future stock price growth.

(2) All options shown granted in fiscal 2001 become exercisable as to 25% of the share subject to the option exercisable starting one year after the date of grant and an additional 1/48 of such shares subject to the option becoming exercisable each month thereafter.

                             YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the named executive officers as of December 31, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

                                                     NUMBER OF SECURITIES             DOLLAR VALUE OF
                                                          UNDERLYING                    UNEXERCISED
                                                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           SHARES                      DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                          ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
James J. Kim...........        --            --      88,541        411,459      $       --      $     --
  Chief Executive
  Officer and Chairman
John N. Boruch.........        --            --     528,454        344,281      $2,634,085      $772,052
  Chief Operating
  Officer and President
Bruce Freyman..........    10,760      $144,292     190,917        262,937      $  789,041      $404,052
  Executive Vice
  President,
  Manufacturing and
  Product Operations
Paul B. Grant..........    30,000      $366,513     146,564        100,202      $  804,180      $319,934
  Corporate Vice
  President and Country
  Manager, Japan
Kenneth T. Joyce.......        --            --      36,936         66,064      $  103,595      $ 73,815
  Executive Vice
  President and Chief
  Financial Officer
Eric R. Larson.........    13,000      $176,670     105,330         81,670      $  449,960      $167,430
  Executive Vice
  President, Corporate
  Development and Wafer
  Fab

---------------

(1) The value of unexercised options equals (i) $16.03, the value of our common stock as of December 31, 2001 as reported by the Nasdaq Stock Market, minus
    (ii) the exercise price of such option.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of March 31, 2002 by:

     - each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

     - each of our directors; and

     - the Named Executive Officers.

                                                              BENEFICIAL OWNERSHIP(A)
                                                              -----------------------
                                                              NUMBER OF    PERCENTAGE
NAME AND ADDRESS                                                SHARES     OWNERSHIP
----------------                                              ----------   ----------
James J. Kim Family Control Group(b)........................  76,281,415      45.7%
  1345 Enterprise Drive
  West Chester, PA 19380
J.& W. Seligman & Co. Incorporated(c).......................  13,089,984       8.0
  100 Park Avenue
  New York, New York 10017
Capital Group International, Inc.(d)........................   9,734,400       5.9
  11100 Santa Monica Blvd
  Los Angeles, CA 90025
Winston J. Churchill(e).....................................      30,000         *
Thomas D. George(f).........................................      30,000         *
Gregory K. Hinckley(g)......................................      23,000         *
Dr. Juergen Knorr(h)........................................       5,000         *
John B. Neff(i).............................................      66,667         *
John N. Boruch(j)...........................................     658,435         *
Eric R. Larson(k)...........................................     137,764         *
Kenneth T. Joyce(l).........................................      58,147         *
Bruce J. Freyman(m).........................................     287,279         *
Paul Grant (n)..............................................     185,122         *
All directors and Named Executive Officers(o)...............  77,762,829      46.2

---------------
 *  Represents less than 1%.

(a) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before May 31, 2002 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(b) Represents 29,727,093 shares held by James J. and Agnes C. Kim; 3,000,000 shares issuable upon the conversion of convertible debt held by Mrs. Kim that is convertible on or before May 31, 2002; 182,290 shares issuable upon the exercise of stock options held by Mr. Kim that are exercisable on or before May 31, 2002; 14,457,344 shares held by the David D. Kim Trust of December 31, 1987; 14,457,344 shares held by the John T. Kim Trust of December 31, 1987; 6,257,344 shares held by the Susan Y. Kim Trust of December 31, 1987; and 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan Y. Kim's minor children, with Susan Y. Kim as the Trustee.

James J. and Agnes C. Kim are husband and wife and, accordingly, each may be deemed to beneficially own shares of our common stock held in the name of the other. David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and
     Agnes C. Kim. Each of the David D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). All of the above-referenced trusts, together with their respective trustees and James J. and Agnes C. Kim may be considered a "group" under Section 13(d) of the Exchange Act on the basis that the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of our common stock held by them, in their discretion, in concert with James Kim's extended family. This group may be deemed to have beneficial ownership of 76,281,415 shares or approximately 46% of the outstanding shares of our common stock. Each of the foregoing persons stated that the filing of their beneficial ownership reporting statements shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of the shares of our common stock reported as beneficially owned by the other such persons.

(c) J.& W. Seligman & Co. Incorporated ("JWS") reported in a Schedule 13G/A filed with the Commission on February 14, 2002 that it beneficially owned these shares as of December 31, 2001. JWS also reported that William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares beneficially owned by JWS. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"). Of the 13,089,984 shares that JWS beneficially owns, the Fund beneficially owns 10,000,000 shares.

(d) Capital Group International, Inc. reported in a Schedule 13G/A filed with the Commission on February 11, 2002 that it beneficially owned 9,734,400 as of December 31, 2001, 9,468,500 of which were held by Capital International, Inc., a wholly-owned subsidiary of Capital Group International, Inc.

(e) Includes 20,000 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(f) Includes 20,000 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(g) Includes 20,000 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(h) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(i) Includes 16,667 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(j) Includes 648,535 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(k) Includes 132,831 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(l) Includes 54,331 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(m) Includes 265,261 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(n) Includes 173,474 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

(o) Includes 1,538,389 shares issuable upon the exercise of stock options that are exercisable on or before May 31, 2002.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent auditors for fiscal 2002 subject to your approval. PricewaterhouseCoopers has served as our independent auditors since 2000. The Board of Directors expects that representatives of PricewaterhouseCoopers will attend the Annual Meeting to answer appropriate questions.

     The following table shows the fees paid or accrued by our company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal year 2001.

Audit Fees(1)...............................................  $1,085,000
Financial Information Systems Design and Implementation
  Fees......................................................  $  164,000
All Other Fees(2)...........................................  $  503,000
                                                              ----------
Total.......................................................  $1,752,000
                                                              ==========

---------------
(1) Audit services of PricewaterhouseCoopers LLP for 2001 consisted of the audit of our consolidated financial statements and of the consolidated financial statements of ASI, an equity investment of our company. Such audit services also included quarterly reviews of our and ASI's financial statements.

(2) "All Other Fees" includes $287,000 for audit-related services, including, among other items, services performed in connection with debt financings, statutory reporting, and filings made with the Securities and Exchange Commission, and $216,000 for other services, including, among other items, tax consulting services and due diligence procedures related to mergers and acquisitions.

REQUIRED VOTE

     The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of the majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

  YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF
          PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2002.

                            STOCK PERFORMANCE GRAPH
                 COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN

     The following performance graph compares the monthly cumulative total stockholder return on Amkor common stock with the Standard & Poor's 500 Stock Index and the Philadelphia Semiconductor Sector Index from (using Amkor's initial public offering price of $11.00) May 1, 1998 through market close on December 31, 2001. The graph is based on the assumption that $100 was invested on May 1, 1998 in each of Amkor common stock, the Standard & Poor's 500 Stock Index and the Philadelphia Semiconductor Sector Index.

     The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
               AMONG AMKOR TECHNOLOGY, INC., THE S & P 500 INDEX
                AND THE PHILADELPHIA SEMICONDUCTOR SECTOR INDEX
[STOCK PERFORMANCE GRAPH]

                                                    AMKOR TECHNOLOGY,                                             H & Q
                                                          INC.                      S & P 500                 SEMICONDUCTOR
                                                    -----------------               ---------                 -------------
05/01/98                                                 100.00                      100.00                      100.00
6/98                                                      84.94                      101.26                       78.80
9/98                                                      44.32                       91.19                       68.70
12/98                                                     98.30                      110.61                      112.29
3/99                                                      71.59                      116.12                      127.37
6/99                                                      93.18                      124.30                      167.04
9/99                                                     146.59                      116.54                      187.44
12/99                                                    256.82                      133.88                      280.23
3/00                                                     482.39                      136.95                      439.33
6/00                                                     321.03                      133.31                      430.04
9/00                                                     237.50                      132.02                      348.20
12/00                                                    141.05                      121.69                      233.77

       * $100 INVESTED ON 5/1/98 IN STOCK OR INDEX --
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

PROXY

                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2002

The undersigned hereby appoints James J. Kim and Kenneth T. Joyce the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on June 25, 2002, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

      1. Election of Directors. Nominees:

             James J. Kim, John N. Boruch, Winston J. Churchill,
             Thomas D. George, Gregory K. Hinckley, John B. Neff, Juergen Knorr

      2. Ratification of appointment of independent auditors.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. ON MATTERS ON WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF AMKOR'S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                            [AMKOR TECHNOLOGY LOGO]

[X] PLEASE MARK YOUR                                                     3060
    VOTES AS IN THIS
    EXAMPLE.

          IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE
    MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE,
    THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
          Amkor's Board of Directors recommends a vote FOR election of directors and Proposal 2.
--------------------------------------------------------------------------------
                                      FOR       WITHHELD

1.   Election of Directors.           [ ]         [ ]
     (see reverse)

   For, except vote withheld from the following nominee(s):


   --------------------------------

                                      FOR       AGAINST      ABSTAIN

2.   Ratification of appointment of   [ ]         [ ]          [ ]
     Independent Auditors.




                                    Please sign exactly as name appears above.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    --------------------------------------------

                                    --------------------------------------------
                                    SIGNATURE (S)                 DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                            [AMKOR TECHNOLOGY LOGO]
                             1345 Enterprise Drive
                        West Chester, Pennsylvania 19380

                                                          May 24, 2002

       To our Stockholders:

                You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Tuesday, June 25, 2002 at 11:00 a.m., at Wyndham Suites Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700.

                The actions expected to be taken at the Annual
       Meeting are described in detail in the attached Proxy
       Statement and Notice of Annual Meeting of Stockholders.

                We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy
       Statement.

                Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

                We look forward to seeing you at the Annual Meeting.

                                      Sincerely,

                                      /s/ James J. Kim

                                      James J. Kim
                                      Chairman of the Board and Chief
                                      Executive Officer